Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Basin Water, Inc. of our report dated February 9, 2006 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement. Our report dated February 9, 2006 includes an emphasis paragraph relating to certain adjustments for restatements.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California

February 9, 2006